EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(1)	Registration Statement (Form S-8 No. 333-63321) of Saga Communications, Inc. Employees’ 401(k) Savings & Investment Plan
(2)	Registration Statement (Form S-8 No. 333-125361) of Saga Communications, Inc. 2005 Incentive Compensation Plan, and
(3)	Registration Statement (Form S-8 No. 333-192101) of Saga Communications, Inc. 2005 Incentive Compensation Plan Second Amended and Restated, and
(4)	Registration Statement (Form S-8 No. 333-228307) of Saga Communications, Inc. 2005 Incentive Compensation Plan Second Amended and Restated, as amended;
(5)	Registration Statement (Form S-8 No. 333-273868) of Saga Communications, Inc. 2023 Incentive Compensation Plan;

of our report dated March 15, 2024, except for the effects of the tables reflecting the impact of the revisions for the year ended December 31, 2023, discussed in Note 2 (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s annual report (Form 10-K) as to which the date is March 31, 2025, with respect to the consolidated financial statements of Saga Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ UHY LLP

Sterling Heights, Michigan
March 31, 2025